As filed with the Securities and Exchange Commission on ________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM S-1/A Amendment No. 2 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Tenaya Group Inc.
(Name of registrant as specified in its charter)

Nevada	7812	82-1960048
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

8583 Skyline Drive Los Angeles, California 90046 (323) 472-7922
(Address and telephone number of registrant’s principal executive offices)

Elaine A. Dowling, Esq. EAD Law Group, LLC 8275 S. Eastern, Suite 200 Las Vegas, Nevada 89123 Telephone: (702) 724-2636 Email: ead@eadlawgroup.com
(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or, an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company”, and “emerging growth company”, in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]
(Do not check if smaller reporting company)	Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of Each Class	Amount to	Maximum	Maximum	Amount of
of Securities to be	be	Offering Price	Offering Price	Registration
Registered	Registered	per Share ($)	($)(1)	Fee($) (2)

Selling Shareholders Common Stock	1,235,000	$0.05	$61,750	$7.69

1

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a).

2

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The selling shareholders will sell the common stock being registered in this offering at a fixed price of $0.05 per share.

SUBJECT TO COMPLETION, DATED AUGUST 10, 2018.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Prospectus

Tenaya Group Inc.

1,235,000 Shares of Common Stock

This prospectus will allow 44 selling shareholders to sell 1,235,000 shares of common stock which proceeds will not be available for use by the company.

Our common stock is not traded on any public market and, although we intend to apply to have the prices of our common stock quoted on the OTC Markets Group (OTC) as maintained by the Financial Industry Regulatory Authority (“FINRA”) concurrently with the filing of the registration statement of which this prospectus is a part, there can be no assurance that a market maker will agree to file the necessary documents with FINRA to enable us to participate on the OTC Pink, nor can there be any assurance that any application filed by any such market maker for quotation on the OTC Pink will be approved.

Selling stockholders will sell at a fixed price of $0.05 per share. The selling shareholders in this offering are underwriters.

The Company is an emerging growth company under the Jumpstart Our Business Startups Act.

Our management has raised substantial doubts about our ability to continue as a going concern.

The securities offered in this prospectus involve a high degree of risk. You should consider the risk factors beginning on page 3 before purchasing our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

T he date of this prospectus is August 10, 2018.

Unless otherwise specified, the information in this prospectus is set forth as of July 3, 2018, and we anticipate that changes in our affairs will occur after such date. We have not authorized any person to give any information or to make any representations, other than as contained in this prospectus, in connection with the offer contained in this prospectus. If any person gives you any information or makes representations in connection with this offer, do not rely on it as information we have authorized. This prospectus is not an offer to sell our common stock in any state or other jurisdiction to any person to whom it is unlawful to make such offer.

PROSPECTUS SUMMARY

Our Company

The Company was formed on June 23, 2017 in the State of Nevada. The Company is a Shell Company as defined by as defined in Rule 405. As such no shares will be eligible to be sold or transferred under Rule 144 until in excess of 1 year from the filing of the equivalent of Form 10 information by the Company with the SEC. The selling shareholders in this offering are underwriters.

Business Strategy

Tenaya Group Inc. (the "Company") was formed in the State of Nevada on June 23, 2017. The Company plans to produce feature length documentaries, podcasts and documentary style television series for mainstream broadcasters and popular video on demand platforms, such as Netflix, Hulu, Amazon, Warner Brothers and Comcast.

The Company is currently developing the documentary “Wolves of Weed” and a television style series named “Weed Court.”  Management believes that documentaries and televisions style series that explore the legalization of marijuana and the social consequences to its use are currently in high demand.

Our media presence includes the following outlets:

Website:	www.tenayagroupinc.com/
Facebook:	https://www.facebook.com/tenayagroup/
Instagram:	https://www.instagram.com/tenayagroup/
YouTube:	Tenaya Group Inc.

The Company has an accumulated deficit of $153,614 since inception to audit date December 31, 2017 and an accumulated deficit of $163,338 since inception to unaudited date of March 31, 2018.  Management has evaluated these factors and has determined that they raise substantial doubt about the Company’s ability to continue as a going concern.

Our executive offices are located at 8385 Skyline Drive, Los Angeles, California 90046.  Our telephone number is (323) 472-7922.

The Company is an “emerging growth” company under the Jumpstart Our Business Startups Act.

The Company shall continue to be deemed an emerging growth company until the earliest of _________ .

‘(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

‘(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under the title;

‘(C) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

‘(D) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’.

As an emerging growth company the Company is exempt from Section 404(b) of Sarbanes Oxley.   Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company the company is exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

The Company is a Shell Company as defined by as defined in Rule 405.   As such no shares will be eligible to be sold or transferred under Rule 144 until in excess of 1 year from the filing of the equivalent of Form 10 information by the Company with the SEC.

The Offering

This prospectus covers up to 1,235,000 shares to be sold by our selling shareholders who will sell at a fixed price of $0.05 per share until the prices of our common stock are quoted on the OTC Pink and thereafter at prevailing market prices or privately negotiated prices.

About This Offering

Securities Being Offered

Up to 1,235,000 shares of common stock of Tenaya Group Inc. to be sold by selling shareholders who will sell at a fixed price of $0.05 per share. The selling shareholders in this offering are underwriters.

Initial Offering Price	Up 1,235,000 shares of common stock of Tenaya Group Inc. to be sold by selling shareholders at a fixed price of $0.05 per share.

Terms of the Offering	The selling shareholders will sell at a fixed price of $0.05 per share.

Termination of the Offering	The offering will conclude when the selling shareholders have sold all of the 1,235,000 shares of common stock offered by them.

Risk Factors	An investment in our common stock is highly speculative and involves a high degree of risk. See Risk Factors beginning on page 6.

Shares registered in this prospectus may not be sold until it is declared effective. The common shares offered under this prospectus may not be sold by the selling security holders, except in negotiated transactions with a broker-dealer or market maker as principal or agent, or in privately negotiated transactions not involving a broker or dealer. Information regarding the selling security holders, the common shares they are offering to sell under this prospectus and the times and manner in which they may offer and sell those shares is provided in the sections of this prospectus captioned "Selling Security Holders" and "Plan of Distribution."

RISK FACTORS

An investment in our common stock is highly speculative, involves a high degree of risk, and should be made only by investors who can afford a complete loss. You should carefully consider the following risk factors, together with the other information in this prospectus, including our financial statements and the related notes, before you decide to buy our common stock. If any of the following risks actually occur, our business, financial condition, or results of operations could be materially adversely affected, the trading of our common stock could decline, and you may lose all or part of your investment therein.

Risks Relating to the Early Stage of our Company

We are at a very early operational stage and our success is subject to the substantial risks inherent in the establishment of a new business venture.

The implementation of our business strategy is in a very early stage. Our business and operations should be considered to be in a very early stage and subject to all of the risks inherent in the establishment of a new business venture. Accordingly, our intended business and operations may not prove to be successful in the near future, if at all. Any future success that we might enjoy will depend upon many factors, several of which may be beyond our control, or which cannot be predicted at this time, and which could have a material adverse effect upon our financial condition, business prospects and operations and the value of an investment in our company.

We have a limited operating history as an entertainment company in which to evaluate our business.

We plan on being an entertainment based media company producing several series and films within the popular crime genre as well as self-sustaining technologies genre for mainstream broadcasters and popular video on demand platforms. However, we have been unable to implement much of this new business model because of financing and resource constraints and limitations. To date, we have no revenue and a very limited operating history as a Hollywood based Media Company upon which an evaluation of our future success or failure can be made. Current and future assets, including scripts and other properties that may be obtained in the future, may not be suitable for development unless additional financing is secured. No assurances of any nature can be made to investors that we will be profitable or that it will remain in business. There can be no assurances that our management will be successful operating an entertainment company.

We are a shell company which may limit the tradability of shares under Rule 144.

The Company is a Shell Company as defined by Rule 405. As such no shares will be eligible to be sold or transferred under Rule 144 until in excess of 1 year from the filing of the equivalent of Form 10 information by the Company with the SEC. Rule 144 will not be available for resales of our securities until we cease to be a shell company. As a shell company we will not be eligible to use Form S-8 or Form S-3.

We have suffered operating losses since inception and we may not be able to achieve profitability.

The Company had an accumulated deficit of $153,614 as of December 31, 2017 and $163,338 as of March 31, 2018. We expect to continue to incur significant set up and marketing expenses in the foreseeable future related to the completion of development of our media company. As a result, we are sustaining substantial operating and net losses, and it is possible that we will never be able to sustain or develop the revenue levels necessary to attain profitability.

We may have difficulty raising additional capital, which could deprive us of necessary resources.

In order to support the initiatives envisioned in our business plan, we will need to raise additional funds through public or private debt or equity financing, collaborative relationships or other arrangements. Our ability to raise additional financing depends on many factors beyond our control, including the state of capital markets, the market price of our common stock and the development or prospects for development of competitive technology by others. Because our common stock is not listed on a stock market, many investors may not be willing or allowed to purchase it or may demand steep discounts. Sufficient additional financing may not be available to us or may be available only on terms that would result in further dilution to the current owners of our common stock.

We expect to raise additional capital during 2018 but we do not have any firm commitments for funding. If we are unsuccessful in raising additional capital, or the terms of raising such capital are unacceptable, we may have to modify our business plan and/or significantly curtail our planned activities and other operations.

The Company does not have sufficient funds to meet its requirements for the next 12 months.

The company does not currently have sufficient funds to meet its requirements for the next 12 months. As of March 31, 2018 we had $18,512 in cash on hand. The Company will be mainly in the set up and fund-raising mode for the next 12 months and thus needing funding will be gained through sales of equity, debt or related party loans. Please see section titled Management’s Discussion and Analysis of Financial Condition and Results of Operations” sub-section “Plan of Operation” for a detailed estimate of the amount of funds we will need to accomplish our goals.  The Company incurred $16,212 for SEC Registration, Legal Fees, and Accounting Fees in connection with the registration of the shares for the selling stockholders.

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. Following are what we believe are material risks involved if you decide to purchase shares in this offering.

There are substantial doubts about our ability to continue as a going concern and if we are unable to continue our business, our shares may have little or no value.

The company’s ability to become a profitable operating company is dependent upon its ability to generate revenues and/or obtain financing adequate to fulfill its research and market introduction activities, and achieving a level of revenues adequate to support our cost structure has raised substantial doubts about our ability to continue as a going concern.

Risks Related to Our Business

The Company has limited liquidity and has not established a source of revenue to support its costs. The Company requires additional funds to meet its obligations and the costs of its operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

We have no committed sources of debt or equity financing. Our independent registered auditors included an explanatory paragraph in their opinion on our financial statements as of current date, which state that this lack of resources causes substantial doubt about our ability to continue as a going concern. No assurances can be given that we will generate sufficient revenue or obtain necessary financing to continue as a going concern.

We are completely dependent on the services of our founders, the loss of any of one or more of whose services may cause our business operations to cease, and we will need to engage and retain qualified employees and consultants to further implement our strategy.

Our operations and business strategy are completely dependent upon the knowledge and business connections of Mr. Booth, our President, and Mr. Shefsky, our Secretary and Treasurer. If one or more should choose to leave us for any reason, or become ill and are unable to work for an extended period of time before we have hired additional personnel, our operations will likely fail. Even if we are able to find additional personnel, it is uncertain whether we could find someone who could develop our business along the lines described in this prospectus. We will fail without the services of each of our founders or an appropriate replacement(s).

We intend to acquire key-man life insurance on the lives of Messrs. Booth and Shefsky, naming us as the beneficiary when and if we obtain the resources to do so, and if they are insurable at the time of application. We have not yet procured such insurance, and there is no guarantee that we will be able to obtain such insurance in the future. Accordingly, it is important that we are able to attract, motivate and retain highly qualified and talented personnel and independent contractors.

Because the entertainment industry is intensely competitive, and we lack the name recognition and resources of many of our competitors, we may never generate any revenues or become profitable.

The entertainment industry is highly competitive. We believe that a motion picture’s theatrical success is dependent upon general public acceptance, marketing technology, advertising and the quality of the production. Some of the production and distribution companies with which we will compete to varying extents are Jerry Bruckheimer Films, Miramax Films, Lions Gate Entertainment Corp., Sony Pictures Entertainment, Inc., New Line Cinema, a subsidiary of Time Warner, Universal Studios, 20th Century Fox Film Corporation, a subsidiary of News Corp., Buena Vista Motion Pictures Group, a collection of affiliated motion picture studios all subsidiaries of The Walt Disney Company, Paramount Pictures Corporation, a subsidiary of Viacom, and Troma Entertainment, Inc. All of these competitors are significantly larger than we are, have a long-standing business relationship with customers, vendors and financial institutions, and have established staying power in the industry over the past 20 years.

Our management believes that in recent years there has been an increase in competition in virtually all facets of the motion picture industry. With increased alternative distribution channels for many types of entertainment, the motion picture business competes more intensely than previously with all other types of entertainment activities, as well as television. While increased use of pay-per-view television, pay television channels, and home video products are potentially beneficial, there is no guarantee that we will be able to successfully penetrate these markets. Failure to penetrate these potential distribution channels would have a materially adverse impact on our results of operations and ability to maintain operations.

We may be unable to obtain or license entertainment media that will be popular in the marketplace.

We will seek to obtain or license entertainment media developed by others. If we are unable to do so, or if the entertainment media that we do acquire or license is not well-received in the marketplace, our operations will fail.

Piracy of the original motion pictures that we plan to produce or distribute may reduce our revenues and potential earnings.

Based on our best knowledge, we believe that piracy losses in the motion picture industry have increased substantially over the past decade. In certain regions of the world, motion picture piracy has been a major issue for some time. With the proliferation of the DVD format around the globe, along with other digital recording and playback devices, losses from piracy have spread more rapidly in North America and Europe. Piracy of original motion pictures that we produce and/or distribute may adversely impact the gross receipts realized from these films, which could have a material adverse effect on our future business, results of operations or financial condition.

Our Board of Directors, which includes Mr. Booth, will make all decisions concerning compensation of our executive officers for the foreseeable future. These decisions may not be in the best interests of other investors.

They will make all decisions determining the amount and timing of compensation for the foreseeable future until, if ever, we establish a compensation committee of the board of directors. Their decisions about compensation may not be in the best interests of other shareholders.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles; (iii) receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or directors of the Company; and (iv) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on the financial statements.

Our internal controls may become inadequate or ineffective if our operations grow, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision.

Our operating results could fluctuate significantly from period to period.

Like participants in the entertainment industry, our revenues and results of operations will be significantly dependent upon the timing of releases and the commercial success of the motion pictures and other media that we distribute, none of which can be predicted with certainty. In addition, we will only be able to issue a very limited number of films or other media in any individual accounting period. The level of market acceptance for each release is likely to vary, and may vary greatly. Accordingly, our revenues and results of operations may fluctuate significantly from period to period, and the results of any one period may not be indicative of the results for any future periods.

In accordance with generally accepted accounting principles and industry practice, we intend to amortize film costs using the individual-film-forecast method under which such costs are amortized for each film in the ratio that revenue earned in the current period for such title bears to management's estimate of the total revenues to be realized from all media and markets for such title. To comply with this accounting principle, our management plans to regularly review, and revise when necessary, our total revenue estimates on a title-by-title basis, which may result in a change in the rate of amortization and/or a write-down of the film asset to net realizable value. Results of operations in future years should be dependent upon our amortization of film costs and may be significantly affected by periodic adjustments in amortization rates. The likelihood of the Company's reporting of losses is increased because the industry's accounting method requires the immediate recognition of the entire loss in instances where it is expected that a motion picture should not recover the Company's investment.

Similarly, should any of our films be profitable in a given period, we will recognize that profit over the entire revenue stream expected to be generated by the individual film.

Film and entertainment production budgets may and often do increase and film production spending may exceed such budgets.

It is common for future film and entertainment budgets to increase as the production process is underway for a variety of factors including, but not limited to: (1) escalation in compensation rates of people required to work on the projects; (2) number of personnel required to work on the projects; (3) equipment needs; (4) the enhancement of existing or the development of new proprietary technology; and (5) the addition of facilities to accommodate the amended or unseen requirements of the project. Due to production exigencies, which are often difficult to predict, it is not uncommon for film production spending to exceed film production budgets, and our projects may not be completed within the budgeted amounts. In addition, when production of each film is completed, we may incur significant carrying costs associated with transitioning personnel on creative and development teams from one project to another. This situation becomes more severe if several projects are being undertaken at the same time or planned to be done contiguously.

Our limited resources may not permit us to meet unexpected costs during productions. If such cost excesses occur and we are unable to arrange for the necessary financial needs, our operations may cease.

If we are alleged or accused of having infringed on the intellectual property or other rights of third parties, we could be subject to significant liability for damages and invalidation of our proprietary rights.

Our business activities are and will be highly dependent upon intellectual property, a field that has encountered increasing litigation in recent years. If third parties allege that we have infringed on their intellectual property rights, privacy rights or publicity rights, or have defamed them, we could become a party to litigation. These claims and any resulting lawsuits could subject us to significant liability for damages and invalidation of our proprietary rights and/or restrict our ability to publish and distribute the infringing or defaming content. In addition, defending such cases involves significant levels of legal costs. There can be no assurance that we would prevail in any such litigation. If we were to lose a litigation relating to intellectual property, we could be forced to pay monetary damages and to cease the sale of certain products or the use of certain technology. Any of the foregoing may adversely affect our business and may cause us to cease operations.

There are significant potential conflicts of interest

Our key personnel and directors have other investments and involvements in other entities and, accordingly, these individuals may have conflicts of interest in allocating time among various business activities. In the course of other business activities, certain key personnel may become aware of business opportunities which may be appropriate for presentation to us, as well as the other entities with which they are affiliated. As such, there may have conflicts of interest in determining to which entity a particular business opportunity should be presented. We cannot provide assurances that our efforts to eliminate the potential impact of conflicts of interest will be effective.

Our President, Kevin Booth, currently devotes approximately 20 hours per week to company matters.  Jordan Shefsky, our Secretary and Treasurer, devotes approximately five hours per week to company matters. Mr. Booth is currently working as a distributor for feature length documentaries and stand-up comedy concert films.  Mr. Shefsky is a manger for a marketing company and it is anticipated that as the business grows Mr. Booth and Mr. Shefsky will eventually quit their current jobs.

Nevada Law and Our Articles of Incorporation May Protect our Directors From Certain Types of Lawsuits.

Nevada law provides that our officers and directors will not be liable to us or our stockholders for monetary damages for all but certain types of conduct as officers and directors. Our Bylaws permit us broad indemnification powers to all persons against all damages incurred in connection with our business to the fullest extent provided or allowed by law. The exculpation provisions may have the effect of preventing stockholders from recovering damages against our officers and directors caused by their negligence, poor judgment or other circumstances. The indemnification provisions may require us to use our limited assets to defend our officers and directors against claims, including claims arising out of their negligence, poor judgment, or other circumstances.

Risks Relating to our Stock

The Offering price of $0.05 per share is arbitrary.

The Offering price of $0.05 per share has been arbitrarily determined by our management and does not bear any relationship to the assets, net worth or projected earnings of the Company, or any other generally accepted criteria of value.

We have no firm commitments to purchase any shares.

We have no firm commitment for the purchase of any shares. Therefore there is no assurance that a trading market will develop or be sustained. The Company has not engaged a placement agent or broker for the sale of the shares. The Company may be unable to identify investors to purchase the shares and may have inadequate capital to support its ongoing business obligations.

Our shares are not currently traded on any market or exchange. We will apply to have our common stock traded over the counter; there is no guarantee that our shares will ever be quoted on the OTC Markets Pink or listed on an exchange, which could severely impact their liquidity.

Currently our shares are not traded on any market or exchange. We will apply to have our common stock quoted via the OTC Markets Pink. Therefore, our common stock is expected to have fewer market makers, lower trading volumes and larger spreads between bid and asked prices than securities listed on an exchange such as the New York Stock Exchange or the NASDAQ Stock Market. These factors may result in higher price volatility and less market liquidity for the common stock. It is possible that the company’s shares may never be quoted on the OTC Markets Pink or listed on an exchange. The Company intends to file a Form 8-A prior to the effectiveness of this registration to be fully reporting.

A low market price would severely limit the potential market for our common stock.

Our common stock is expected to trade at a price substantially below $5.00 per share, subjecting trading in the stock to certain SEC rules requiring additional disclosures by broker-dealers. These rules generally apply to any non-NASDAQ equity security that has a market price share of less than $5.00 per share, subject to certain exceptions (a “penny stock”). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and institutional or wealthy investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to the sale. The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Such information must be provided to the customer orally or in writing before or with the written confirmation of trade sent to the customer. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from effecting transactions in our common stock.

FINRA sales practice requirements may also limit a stockholders ability to buy and sell our stock.

In addition to the penny stock rules promulgated by the SEC, which are discussed in the immediately preceding risk factor, FINRA rules require that in recommending an investment to a customer, a broker -dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative, low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit the ability to buy and sell our stock and have an adverse effect on the market value for our shares.

An investor’s ability to trade our common stock may be limited by trading volume.

A consistently active trading market for our common stock may not occur on the OTC Markets Pink. A limited trading volume may prevent our shareholders from selling shares at such times or in such amounts as they may otherwise desire. The company’s shares may never be quoted on the OTC Markets Pink or listed on an exchange.

Our company has a concentration of stock ownership and control, which may have the effect of delaying, preventing, or deterring a change of control.

Our common stock ownership is highly concentrated. Through ownership of shares of our common stock, two shareholders, beneficially own 92.7% of our total outstanding shares of common stock before this offering. As a result of the concentrated ownership of the stock, this stockholder, acting alone, will be able to control all matters requiring stockholder approval, including the election of directors and approval of mergers and other significant corporate transactions. This concentration of ownership may have the effect of delaying, preventing or deterring a change in control of our company. It could also deprive our stockholders of an opportunity to receive a premium for their shares as part of a sale of our company and it may affect the market price of our common stock.

We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Recent federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements; others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges and NASDAQ, are those that address the board of Directors independence, audit committee oversight, and the adoption of a code of ethics. We have not yet adopted any of these corporate governance measures, and since our securities are not listed on a national securities exchange or NASDAQ, we are not required to do so. It is possible that if we were to adopt some or all of these corporate governance measures, shareholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees, may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

Because we will not pay dividends in the foreseeable future, stockholders will only benefit from owning common stock if it appreciates.

We have never paid dividends on our common stock and we do not intend to do so in the foreseeable future. We intend to retain any future earnings to finance our growth. Accordingly, any potential investor who anticipates the need for current dividends from his investment should not purchase our common stock.

FINANCIAL INFORMATION

Cautionary Note Regarding Froward-Looking Statements

This prospectus contains forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, among other things:

Factors that might cause these differences include the following:

•

the ability to successfully complete development and commercialization of sites and our company’s expectations regarding market growth;

•

changes in existing and potential relationships with collaborative partners;

•

the ability to retain certain members of management;

•

our expectations regarding general and administrative expenses;

•

our expectations regarding cash balances, capital requirements, anticipated revenue and expenses, including infrastructure expenses; and

•

other factors detailed from time to time in filings with the SEC.

In addition, in this prospectus, we use words such as anticipate,” “believe,” “plan,” “expect,” “future,” “intend,” and similar expressions to identify forward-looking statements.

We undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

Use of Proceeds

The Company will receive no proceeds from the sales as a result of this registration.

Capitalization

The following table sets forth our capitalization as of March 31, 2018 as follows:

March 31, 2018

Total liabilities	$--

Stockholder’s deficit:
Common stock	4,747
Additional paid-in capital	174,503
Accumulated deficit	(163,338)
Total stockholders’ equity	15,912

Total capitalization	$15,912

Dilution

The shares sold hereunder are held by current shareholders therefore their sale will not result in any proceeds to the company nor any dilution.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is not currently traded on any exchange. We cannot assure that any market for the shares will develop or be sustained. A public trading market may never develop.

We have not paid any dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. We intend to retain any earnings to finance the growth of our business. We cannot assure you that we will ever pay cash dividends. Whether we pay cash dividends in the future will be at the discretion of our Board of Directors and will depend upon our financial condition, results of operations, capital requirements and any other factors that the Board of Directors decides are relevant. See Management’s Discussion and Analysis of Financial Condition and Results of Operations.

As of August 10, 2018, the Company has forty four (44) shareholders who hold 100% of its issued and outstanding common stock.

DESCRIPTION OF BUSINESS AND PROPERTY

Our Company

The Company was formed on June 23, 2017 in the State of Nevada. The Company is a Shell Company as defined by as defined in Rule 405. As such no shares will be eligible to be sold or transferred under Rule 144 until in excess of 1 year from the filing of the equivalent of Form 10 information by the Company with the SEC. The selling shareholders in this offering are underwriters.

Business Strategy

Tenaya Group Inc. was formed as a Hollywood based media, branding company that plans to produce feature length documentaries, podcasts and documentary style television series for mainstream broadcasters and popular video on demand platforms, such as Netflix, Hulu, Amazon, Warner Brothers and Comcast.

The Company is currently developing the documentary “Wolves of Weed” and a television style series named “Weed Court.”  Management believes that documentaries and televisions style series that explore the legalization of marijuana and the social consequences to its use are currently in high demand.

The Company is an “emerging growth” company under the Jumpstart Our Business Startups Act.

The Company shall continue to be deemed an emerging growth company until the earliest of--

‘(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

‘(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under the title;

‘(C) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

‘(D) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’.

As an emerging growth company the Company is exempt from Section 404(b) of Sarbanes Oxley.   Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company the company is exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

The Company is a Shell Company as defined by as defined in Rule 405.   As such no shares will be eligible to be sold or transferred under Rule 144 until in excess of 1 year from the filing of the equivalent of Form 10 information by the Company with the SEC.

Employees

As of August 10, 2018, we had two employees, all additional work is done on a sub contract basis. We have an employment agreement with our President, Kevin Booth. At the present we do not have an employment agreement with Jordan Shefsky, our Secretary and Treasurer, and we do not have agreements with any of our subcontractors for any services. We consider our relations with our subcontractors to be good.

On December 12, 2017, the Company entered into an Employment Agreement with its president, Kevin Booth, for a period of three years commencing on January 1, 2018. The position’s base annual salary is $36,000 per year, until the Company attains its first $250,000 in annual revenue. When the conditions are met, the salary will be increased to $50,000 per year, and incrementally, until the Company’s annual revenue is $1,000,000, at which time he will earn $250,000 per year. Bonuses will be determined by the Board of Director’s based on the performance of the Company, and may include additional salary increases, bonuses, and cost of living increases as determined by the Board of Directors. The employee will be reimbursed for all reasonable, ordinary, and necessary expenses incurred by him in connection with his employment.

DESCRIPTION OF PROPERTY

Tenaya Group Inc. uses an administrative office located at 8385 Skyline Drive, Los Angeles, California, 90046.  Mr. Booth, the President and Director of the Company, provides the office space free of charge and no lease exists.  We consider our current principal office space arrangement adequate and will reassess our needs based upon the future growth of the company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Principal Stockholders, Directors, Nominees and Executive Officers and Related Stockholder Matters

The following table sets forth, as of August 10, 2018, certain information with respect to the beneficial ownership of shares of our common stock by: (i) each person known to us to be the beneficial owner of more than five percent (5%) of our outstanding shares of common stock, (ii) each director or nominee for director of our Company, (iii) each of the executives, and (iv) our directors and executive officers as a group. Unless otherwise indicated, the address of each shareholder is c/o our company at our principal office address:

Beneficial Owner	Address	Number of Shares Beneficially Owned (*)	Percent of Class (**)

Kevin Booth	8583 Skyline Drive Los Angeles, California 90046	22,000,000	46.35%
Jordan Shefsky	85 Bloor Street E, Apt. 403 Toronto, Canada M4W 3Y1	22,000,000	46.35%
David Kelava	1240 Bay Street, Suite 307 Toronto, Canada M5R 2A7	0	0%
All Directors and Officers as a Group (3 persons)		44,000,000	92.7%

(*)

Beneficial ownership is determined in accordance with the rules of the SEC which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities. Unless otherwise indicated, voting and investment power are exercised solely by the person named above or shared with members of such person’s household. This includes any shares such person has the right to acquire within 60 days.

(**)

Percent of class is calculated on the basis of the number of common shares outstanding on August 10, 2018 (47,465,000) shares. The Company had 46 common shareholders as of August 10, 2018.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with (i) our audited financial statements as of December 31, 2017 and our unaudited financial statements as of March 31, 2018 that appear elsewhere in this registration statement. This registration statement contains certain forward-looking statements and our future operating results could differ materially from those discussed herein. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions of the forward -looking statements contained herein to reflect future events or developments. For information regarding risk factors that could have a material adverse effect on our business, refer to the Risk Factors section of this prospectus beginning on page 6.

Going Concern

The future of our company is dependent upon its ability to obtain financing and upon future profitable operations from the sale of products and services through our websites. Management has plans to seek additional capital through a private placement and public offering of its common stock, if necessary. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

Plan of Operation

The company intends to apply to be listed on OTC Markets Pink and plans to raise additional capital.

The Company

Tenaya Group Inc. plans to produce feature length documentaries, podcasts and documentary style television series for mainstream broadcasters and popular video on demand platforms, such as Netflix, Hulu, Amazon, Warner Brothers and Comcast.

The Company is currently developing the documentary “Wolves of Weed” and a television style series named “Weed Court.”  Management believes that documentaries and televisions style series that explore the legalization of marijuana and the social consequences to its use are currently in high demand.

To help undertake the Company’s efforts in a potentially effective way, we may enter into joint ventures with other Hollywood producers, developers, marketers and distributors of film, video news releases, commercials, infomercials and sellers of consumer products through direct response marketing.  The Company further intends to enter into contractual arrangements which may have the potential for developing or carrying out the Company’s first few film projects, including production service agreements which will be important for providing facilities to engage the initial filming/production work for certain projects.

Productions

Recent advancements in video, internet, and mobile technologies have reduced the barriers to entry for video content creation and distribution. These changes in technology have meaningfully impacted consumer viewing habits. Traditional video content distribution channels, such as broadcast and cable television networks, are losing ground to alternative distribution platforms, including internet-delivered networks and social media.  This has fractionalized the viewing audience, making it more difficult for advertisers to reach their target audiences.

In addition, traditional cable subscriber fees and linear television advertising are coming under significant pressure as consumers migrate towards “cord cutting,” and “skinny bundles”. As these trends continue, we anticipate that many industry participants will face constrained programming budgets and network failures. These trends are providing new opportunities not previously available with traditional linear broadcast and cable networks, both domestically and internationally.

We believe that brands have become more important to attract viewers and sponsors and, accordingly, that an opportunity exists for companies that have access to sustainable brands. These companies can exploit their brands to “break through the noise” presented by the wide array of consumer viewing choices in order to provide video content that is readily identifiable to, and desired by, consumers. Companies such as Hallmark (family), Disney (family) and National Geographic (nature) have been able to use their brands to present programming targeted at specific areas of interest and attract viewers seeking such programming.

The Company intends to commence production of documentary and/or feature films, which will involve locating a film production company and a studio that is well packaged, creating and writing good scripts, locating and engaging key actors and notable directors. Studios also often hire film production companies to produce films from their large inventories because they do not have the time and/or financial capability to undertake these projects due to emphasis being placed on larger mega productions. When the studio and the production company agree on a budget for the film, the production company keeps the difference between the budget and the actual cost of production, as well as a producer’s fee and a fixed percentage of the film's income from all distribution sources.

The Company intends to produce quality films at or under budget, which we believe will stem from low overhead and strong relationships with industry suppliers. Management anticipates that the Company will not receive revenue from the studio until after the film is delivered and the producer’s fee paid over the course of production. A completion bond may be required or necessary. The Company cannot provide any assurances as to the likelihood of being able to obtain interim financing or a completion bond, if necessary.

Production costs will be incurred principally with outside contractors working on writing, filming and editing of the Company’s feature films and documentaries. Those efforts will be supervised and approved by our current management. The costs incurred for outside contractors will be paid entirely by us.

The Company will market its films to distributors in domestic by utilizing its relationships with distributors for various markets as well as through industry shows and conferences. In the future, the Company may also consider distributing in international markets, which will be determined at a later date. However, no specific plans exist at this time and will not be undertaken unless and until we have the resources to do so.

Marketing

The Company plans on using direct response marketing to promote and sell its consumer entertainment products. Management believes that direct response marketing and a variety of other advertising channels will increase the Company’s exposure among prospective customers. The direct response industry, consisting of direct response television and radio marketing, live home shopping channels, direct mail, catalogs, internet marketing and advertising, and outbound telemarketing, is one of the fastest growing segments of the filming and documentary retailing industry.

The Company’s planned use of direct response TV, if implemented, will allow customers the opportunity to purchase its entertainment films and products directly from the infomercial, thereby generating immediate sales and leads. Further, websites, email, and social media will be additional priorities in building the Company’s future sales channels.

The Company may also promote its products through the use of predominantly short and long form infomercials as the basis of its promotional strategy. We believe that television advertising is an effective means of reaching a large target population when marketing consumer products allowing customers the opportunity to immediately answer the “call to action” and purchase entertainment products directly from the infomercial, thereby generating immediate sales and leads. Infomercials are aired on local broadcast stations and national cable networks in over 200 broadcast markets. The scripts for our initial infomercials will be prepared jointly by the Company to then be formatted filmed through facilities.

The Company may also arrange with an independent media company to determine the media buys for broadcast, cable and internet airings.

Revenue

The Company plans to generate revenues by creating mainstream documentaries, TV and web series that will be licensed to major broadcasters and popular platforms. Management intends that the Company will own the intellectual property of these productions and, therefore, collect license fees, advances and/or royalties in perpetuity for all broadcasts both domestic and international.

Competition

Video content production and distribution direct to consumers are highly competitive businesses. We face competition from companies within the entertainment business and from alternative forms of leisure entertainment, such as travel, sporting events, outdoor recreation, video games, the internet and other cultural and computer-related activities. The Company will compete with the major studios, numerous independent motion picture and television production companies, television networks, pay television systems and online media platforms for the services of performing artists, producers and other creative and technical personnel and production financing, all of which are essential to the success of our businesses. In addition, the Company’s future video content will compete for media outlet and audience acceptance with video content produced and distributed by other companies. As a result, the success of any of our video content is dependent not only on the quality and acceptance of a particular production, but also on the quality and acceptance of other competing video content available in the marketplace at or near the same time.

Given such competition, and our stage of development, we intend to initially emphasize a lower cost structure, risk mitigation, reliance on financial partnerships and innovative financial strategies. Our cost structures are designed to utilize our flexibility and agility as well as the entrepreneurial spirit of our employees, partners and affiliates, in order to provide creative, desirable video content.

Most of these competitors have significantly more financial resources than do we. The Company’s principal method to compete is to utilize the knowledge, experience and contacts of our management team. We cannot provide any assurances as to the likelihood of our success in this regard.

Plan of Operation

The following growth strategy and milestones are based on the estimates made by management.

The key elements of our strategy to seize opportunity and drive growth over the next year include:

“Wolves of Weed” feature length documentary

12 month budget

0-3 Months $90,000

-

Pre-production, writing research - $15,000

-

Film crew, equipment rentals, travel, locations - $55,000

-

Producer, director, talent - $20,000

4-6 Months $55,000

-

Writing, research - $5,000

-

Film crew, equipment rentals, travel, location fees - $35,000

-

Producer, director, talent - $15,000

7-9 Months $75,000

-

Editing, research - $45,000

-

Producer, director - $10,000

10-12 Months $75,000

-

Editing, Final post services - $45,000

-

Producer, director - $5,000

-

Music license, third party footage licensing - $10,000

-

Legal, errors and omissions insurance, title search, copyright - $10,000

-

Public relations, festival fees - $5,000

“Weed Court” - TV series - unscripted courtroom show

12 month budget - for completion of season #1 - 13 x 30 minute episodes

0-3 Months $40,000

-

Pre-production, writing research, casting - $25,000

-

Producer, director - $15,000

4-6 Months $145,000

-

Studio rental, crew - $110,000

-

Producer, director, talent - $25,000

-

Catering, makeup - $10,000

7-9 Months $65,000

-

Location shoots - $10,000

-

Editing, writing - $40,000

-

Producer, director, talent - $15,000

10-12 Months $125,000

-

Editing, Final post services - $60,000

-

Producer, director, assistant director - $20,000

-

Music license, third party footage licensing - $10,000

-

Legal, errors and omissions insurance, title search, copyright - $15,000

-

Public relations, festival fees - $20,000

Liquidity and Capital Resources

Results of Operations for the Year Ended December 31, 2017

As of December 31, 2017, we had $30,636 in current assets, consisting of $22,636 in cash, and $8,000 of prepaid expenses. Current liabilities at December 31, 2017, were $5,000.

Revenues

Revenues from continuing operations for the year ended December 31, 2017 were $0.

Expenses

For the period ended December 31, 2017, the Company had $8,000 in prepaid expenses.

The total expenses for the period ended December 31, 2017 were $153,614, made up of professional fees, general and administrative expenses, and production costs. Professional fees of $138,600 included $125,000 in consulting expenses related to the issuance of shares.

The following tables set forth the summary financial data from Tenaya Group’s financial statements. Table A is the Audited Statements of operations for the period from inception (June 23, 2017) to December 31, 2017. Table B is the Unaudited Statements of operations for the three months ended March 31, 2018 and from the period from inception (June 23, 2017) to December 31, 2017. The accompanying notes are an integral part of these financial statements and should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

Table A: Audited Statement of Operations data

Cumulative Results from
June 23, 2017
(inception date) Through
Audited Statement of Operations Data:	December 31, 2017

Total Revenues	$0
General and Administrative Expenses	$2,514
Production Costs	$12,500
Professional Fees	$138,600
Net Loss	$(153,614)

Results of Operations for the Period Ended March 31, 2018

As of March 31, 2018, we had $26,512 in current assets, consisting of $18,512 in cash, and $8,000 of prepaid expenses.  Current liabilities at March 31, 2018, were $10,600.

Revenues

Revenues from continuing operations for the period ended March 31, 2018 were $0.

Expenses

For the period ended March 31, 2018, the Company had $ 8,000 in prepaid expenses.

The total expenses for the period ended March 31, 2018 were $ 9,724, made up of professional fees, general and administrative expenses, and salary.

Table B: Unaudited Statement of Operations data

3-months ended
March 31, 2018
Statements of Operations	Unaudited

Total Revenues	$0
General and Administrative Expenses	$124
Production Costs	$0
Professional Fees	$600
Salary	$9,000
Net Loss	$(9,724)

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. In general, management's estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Cash and Cash Equivalents. The Company considers all highly liquid short-term investments with maturities of less than three months when acquired to be cash equivalents.

Loss Per Common Share. Basic net loss per share is calculated by dividing the net loss by the weighted-average number of common shares outstanding for the period.

DIRECTORS AND EXECUTIVE OFFICERS

Directors, Executive Officers, Promoters and Control Persons

Directors of the corporation are elected by the stockholders to a term of one year and serve until a successor is elected and qualified.  Officers of the corporation are appointed by the Board of Directors to a term of one year and serve until a successor is duly appointed and qualified, or until he or she is removed from office. The Board of Directors has no nominating, auditing or compensation committees.

The name, address, age and position of our officer and director is set forth below:

Name	Age	First Year as Director	Position

Kevin Booth	57	June 2017 - Current	President, Director, Chief Financial Officer and Chief Accounting Officer

Jordan Shefsky	32	June 2017 - Current	Secretary, Treasurer and Director

David Kelava	50	June 2017 - Current	Chairman of Board of Directors

The term of office of each director of the Company ends at the next annual meeting of the Company's stockholders or when such director's successor is elected and qualifies.  No date for the next annual meeting of stockholders is specified in the Company's bylaws or has been fixed by the Board of Directors.  The term of office of each officer of the Company ends at the next annual meeting of the Company's Board of Directors, expected to take place immediately after the next annual meeting of stockholders, or when such officer's successor is elected and qualifies.  Directors are entitled to reimbursement for expenses in attending meetings but receive no other compensation for services as directors. Directors who are employees may receive compensation for services other than as director. No compensation has been paid to directors for services.

Background Information about our Officers and Directors

The following information sets forth the backgrounds and business experience of the directors and executive officers.

Kevin Booth - President, Chief Financial Officer, Chief Accounting Officer and Director

Prior to joining Tenaya Group Inc., from October 1985 - Present, Mr. Booth is the President of Sacred Cow Productions, Los Angeles, California.  He is a producer, director, and distributor of feature length documentaries and stand-up comedy concert films.  After winning multiple film festivals, Mr. Booth’s “American Drug War”, became SHOWTIME’s (CBS) top five viewers pick, playing over 200 times. Mr. Booth also produced “How Weed Won the West” & “American Drug War 2” distributed by Warner home video. Mr. Booth’s production of “Bill Hicks Rant in E Minor” was named one of the top comedy recordings of all time by Spin magazine. Mr. Booth’s films have been viewed by people on five continents, enjoying brisk revenues through Netflix, HULU, XBOX, Foxtel, ITUNES, Comcast, Amazon, and many other domestic and international video on demand platforms. From February 2009 - Present, Mr. Booth continues to tour as a College Lecturer for The Contemporary Issues Agency, Waunakee, Wisconsin. After signing a book deal with Harper Collins, Mr. Booth has performed over a hundred lectures at top universities across the United States on the topic of drug policy reform.

Mr. Booth attended the University of Texas Austin where he studied Electrical Engineering and Radio, Television, and Film.

Jordan Shefsky - Secretary, Treasurer and Director

Prior to joining Tenaya Group Inc., From November 2016 - November 2017, Mr. Shefsky was the Manager of Venue Operations for WE Day, Toronto, Ontario, Canada.  Mr. Shefsky was responsible for creating and managing venue contracts and relationships for venues across North America.  He planned spaces within the venue for talent, production, public relations, retail, and reconciled event budgets.  From October 2012 - July 2016, Mr. Shefsky was the Business Development and Operations Manager for More Core Diamond Drilling, Toronto, Ontario, Canada.  His responsibilities included securing new business, developing marketing plans, increasing website presence, improving trade show visibility, and conducted monthly overall business review to identify deficiencies and make recommendations to improve profitability.  From September 2010 - October 2012, Project Coordinator, Castle Resources, Toronto, Ontario, Canada.  Mr. Shefsky supervised 40 employees for site exploration during the drilling season.  He assisted efforts to raise public financing to support exploration projects, coordinated logistics for projects, and provided research to company executives on comparable mines and mining strategies.

Mr. Shefsky earned a Bachelor of Arts Degree from Dalhousie University, Halifax, Nova Scotia, Canada. He also holds a post graduate certification in marketing from George Brown College in Toronto, Ontario, Canada.

David Kelava - Chairman of Board of Directors

Mr. Kelava was the founder and is currently the president of the United Brotherhood of Retail, Food, Industrial and Service Trades International Union, which has over several thousand employees. The Union is located in Toronto, Ontario, Canada since being established in 1998.

Family Relationships. There are no family relationships among the directors and executive officers of the company.

Code of Conduct and Ethics. We have adopted a code of business conduct and ethics that applies to our directors, officers and all employees.

None of our officers or directors have any felonies/bankruptcies or other actions of which disclosure is required.

EXECUTIVE COMPENSATION

Summary Compensation Table. The following table sets forth certain information concerning the annual compensation of our Chief Executive Officer and our other executive officers and Directors since Inception (June 23, 2017) through December 31, 2017.

Name and Principal Position	Year	Salary*	Bonus	Stock Awards	Option Awards	Non-equity incentive plan compensation	Nonqualified deferred compensation earnings	All Other Compensation	Total Compensation

Kevin Booth President, CEO, CFO, Director	2017	$0	0	0	0	0	0	0	0

Jordan Shefsky Secretary, Treasurer, Director	2017	$0	0	0	0	0	0	0	0

David Kelava Director	2017	$0	0	0	0	0	0	0	0

Outstanding Equity Awards at Fiscal Year End. There were no outstanding equity awards as of December 31, 2017.

Audit, Compensation and Nominating Committees. As noted above, we intend to apply for listing our common stock on the OTC Pink Sheets, which does not require companies to maintain audit, compensation or nominating committees. The company’s shares may never be quoted on the OTC Pink Sheets or listed on an exchange. Considering the fact that we are an early stage company, we do not maintain standing audit, compensation or nominating committees. The functions typically associated with these committees are performed by the entire Board of Directors which currently consists of one member who is not considered independent.

Family Relationships. There are no family relationships among the directors and executive officers of the company.

Code of Conduct and Ethics. We have adopted a code of business conduct and ethics that applies to our directors, officers and all employees. The code of business conduct and ethics may be obtained free of charge by writing to Tenaya Group Inc., 8583 Skyline Drive, Los Angeles, California 90046, Attn: Chief Financial Officer

Options

There are no options granted.

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of the corporation in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the corporation or any of its subsidiaries.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

It is our practice and policy to comply with all applicable laws, rules and regulations regarding related person transactions, including the Sarbanes-Oxley Act of 2002. A related person is an executive officer, director, or more than 5% stockholder of Tenaya Group Inc., including any immediate family members, and any entity owned or controlled by such persons. Our Board of Directors (excluding any interested director) is charged with reviewing and approving all related person transactions, and a special committee of our Board of Directors is established to negotiate the terms of such transactions. In considering related person transactions, our Board of Directors takes into account all relevant available facts and circumstances.

Tenaya Group Inc. uses an administrative office located at 8385 Skyline Drive, Los Angeles, California, 90046.  Mr. Booth, the President and Director of the Company, provides the office space free of charge and no lease exists.  We consider our current principal office space arrangement adequate and will reassess our needs based upon the future growth of the company.

Director Independence

Our Board of Directors has adopted the definition of “independence” as described under the Sarbanes Oxley Act of 2002 (Sarbanes-Oxley) Section 301, Rule 10A-3 under the Securities Exchange Act of 1934 (the Exchange Act) and NASDAQ Rules 4200 and 4350. Our Board of Directors has determined that its members do not meet the independence requirements.

LEGAL PROCEEDINGS

The Company is not party to any pending material legal proceedings.

DESCRIPTION OF CAPITAL STOCK

	Authorized and Issued Stock Number of Shares at August 10, 2018
Title of Class	Authorized	Outstanding

Common stock, no par value per share	75,000,000	47,465,000

Common stock

Dividends. Each share of common stock is entitled to receive an equal dividend, if one is declared, which is unlikely. We have never paid dividends on our common stock and do not intend to do so in the foreseeable future. We intend to retain any future earnings to finance our growth. See Risk Factors.

Liquidation. If our company is liquidated, any assets that remain after the creditors are paid, and the owners of preferred stock receive any liquidation preferences, will be distributed to the owners of our common stock pro-rata.

Voting Rights. Each share of our common stock entitles the owner to one vote. There is no cumulative voting. A simple majority can elect all of the directors at a given meeting and the minority would not be able to elect any directors at that meeting.

Preemptive Rights. Owners of our common stock have no preemptive rights. We may sell shares of our common stock to third parties without first offering it to current stockholders.

Redemption Rights. We do not have the right to buy back shares of our common stock except in extraordinary transactions such as mergers and court approved bankruptcy reorganizations. Owners of our common stock do not ordinarily have the right to require us to buy their common stock. We do not have a sinking fund to provide assets for any buy back.

Conversion Rights. Shares of our common stock cannot be converted into any other kind of stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations.

RECENT SALES OF UNREGISTERED SECURITIES

During 2017, 47,465,000 shares of common stock were issued to various shareholders at a price between $0.0001 and $0.05 per share. The Company raised $48,250 from their private placement efforts.  Two shareholders own 92.7% of total shares, and they are the only related parties with 5% or more interests. They are also officers and directors of the Company. The price of the common stock issued to them was arbitrarily determined and bore no relationship to any objective criterion of value. At the time of issuance, the Company was recently formed, or in the process of being formed, and possessed no material assets. All shares were sold under Regulation D or Regulation S, involved no solicitation, and all investors were in possession of all material information regarding the Company.

DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

The following table presents information regarding the selling stockholders and the shares that may be sold by them pursuant to this prospectus. See also Security Ownership of Certain Beneficial Owners and Management. The selling shareholders in this offering are underwriters.

Name	Address	Total Outstanding Shares Registered	Purchase Date	Cost Basis	Percent Before Offering	Percent After Offering
Richard Lawrence	19264 Pacific Coast Highway, Malibu, California 90265	10,000	09/01/2017	0.05	<1%	0
Thomas Garth	5131 Temple Bell Drive, Spring, Texas 77388	10,000	09/01/2017	0.05	<1%	0
Judith Archer	70 Breezy Point Place, Spring, Texas 77381	20,000	09/01/2017	0.05	<1%	0
Dustin Painter	17103 Bur Oak Court, Spring, Texas 77379	15,000	09/01/2017	0.05	<1%	0
David Painter	17103 Bur Oak Court, Spring, Texas 77379	30,000	09/01/2017	0.05	<1%	0
Teresa Phillips	14755 Hartsook Street, Sherman Oaks, California 91403	10,000	09/06/2017	0.05	<1%	0
John McCall & Lynn McCall	5067 Carriage Road, Rancho Cucamonga, California 91737	100,000	09/06/2017	0.05	<1%	0
Brian Patterson	110 Revuelta Court, San Clemente, California 92672	50,000	09/12/2017	0.05	<1%	0
Dwight Painter	1810 Rosewood, Abilene, Texas 79603	10,000	09/12/2017	0.05	<1%	0
Ronald Cassells	1486 Los Alamos Road, Santa Rosa, California 95409	10,000	09/12/2017	0.05	<1%	0

Name	Address	Total Outstanding Shares Registered	Purchase Date	Cost Basis	Percent Before Offering	Percent After Offering
Darren McMillen	618 Greenview Drive, Santa Rosa, California 95407	10,000	09/12/2017	0.05	<1%	0
Gary Starr	5012 Russell Avenue S., Minneapolis, MN 55410	10,000	09/12/2017	0.05	<1%	0
Reinhard Delp	P.O. Box 123, Laytonville, California 95454	60,000	09/14/2017	0.05	<1%	0
Jack Wingerter	1502 6th Avenue, Tacoma, Washington 98405	50,000	09/22/2017	0.05	<1%	0
Eva Anders	127 North Meadow Cresent, Thornhill, Ontario, Canada L4J 3C4	10,000	09/21/2017	0.05	<1%	0
Deborah Bendavid	7250 Yonge Street, Atp.704, Thornhill, Ontario, Canada L4J 7X1	10,000	09/21/2017	0.05	<1%	0
Patrick Rooney	180 University Avenue #3906, Toronto, Ontario, Canada M5H 0A2	10,000	09/21/2017	0.05	<1%	0
Eco-Container Corporation	180 University Avenue #3906, Toronto, Ontario, Canada M5H 0A2	10,000	09/21/2017	0.05	<1%	0
Crowd Merchants, Ltd.	180 University Avenue #3906, Toronto, Ontario, Canada M5H 0A2	10,000	09/21/2017	0.05	<1%	0
Amer Sabanadzovic	1044 Victoria Park Avenue, Toronto, Ontario, Canada M4B 2K1	10,000	09/21/2017	0.05	<1%	0
Richard Sharp	784 Logan Avenue, Toronto, Ontario, Canada M4K 3C9	10,000	09/21/2017	0.05	<1%	0
Rita Shefsky	41 Clarendon Avenue, Toronto, Ontario, Canada M4V 3C1	10,000	09/21/2017	0.05	<1%	0
Samantha Shefsky	1275 Ida Street, Cincinnati, Ohio 45202	10,000	09/21/2017	0.05	<1%	0

Name	Address	Total Outstanding Shares Registered	Purchase Date	Cost Basis	Percent Before Offering	Percent After Offering
Stephen Shefsky	41 Clarendon Avenue, Toronto, Ontario, Canada M4V 3C1	10,000	09/21/2017	0.05	<1%	0
Loren Shifrin	905-23 Grebe Road 0, Toronto, Ontario, Canada M5P 0A1	10,000	09/21/2017	0.05	<1%	0
Eric Szustak	1169 Essex Court, Oakville, Ontario, Canada L6H 2T7	10,000	09/21/2017	0.05	<1%	0
Gabriel White	23 Clarendon Avenue, Toronto, Ontario, Canada M4V 1H8	10,000	09/21/2017	0.05	<1%	0
Rachelle White	23 Clarendon Avenue, Toronto, Ontario, Canada M4V 1H8	10,000	09/21/2017	0.05	<1%	0
Rosalie White	33 Delisle Avenue, suite 804, Toronto, Ontario, Canada M4V 3C7	10,000	09/21/2017	0.05	<1%	0
Samuel White	23 Clerendon Avenue, Toronto, Ontario, Canada M4V 1H4	10,000	09/21/2017	0.05	<1%	0
Barbara Barrielle	223 Zinfandel Road, Healdsburg, California 95448	20,000	10/21/2017	0.05	<1%	0
Marco Passalacqua	998 Evans Place, Belle Ewart, Ontario, Canada L0L 1C0	10,000	10/11/2017	0.05	<1%	0
Linear Capital Corp.	18 Beverly Street, Toronto, Ontario, Canada M5T 3L2	100,000	11/02/2017	0.05	<1%	0
Colin Kelley	720 West Lake Street #314, Minneapolis, Minnesota 55408	10,000	11/02/2017	0.05	<1%	0
Solomon Pillersdorf	22 Silverton Avenue, Toronto, Ontario, Canada M3H 3E6	40,000	11/02/2017	0.05	<1%	0
Stephen Shefsky	41 Clarendon Avenue, Toronto, Ontario, Canada M4V 3C1	40,000	11/02/2017	0.05	<1%	0

Name	Address	Total Outstanding Shares Registered	Purchase Date	Cost Basis	Percent Before Offering	Percent After Offering
Ken Stallman	148 Southvance Drive, Maple, Ontario, Canada L6A 0Y7	20,000	11/02/2017	0.05	<1%	0
Bill Martin	P.O. Box 1563, Aspen, Colorado 81612	100,000	11/10/2017	0.05	<1%	0
Anthony Damiani	5072 Forest Walk Circle, Mississauga, Ontario, Canada L4Z 4A2	10,000	11/14/2017	0.05	<1%	0
Susan Durzi	5212 Forest Walk Circle, Mississauga, Ontario, Canada L4Z 4A2	10,000	11/14/2017	0.05	<1%	0
Dillon Patterson	1203 Ganado, San Clemente, California 92673	50,000	10/06/2107	0.05	<1%	0
Brian Blaszczak	6560 Crabapple Drive, Troy, Michigan 48098	90,000	12/13/2017	0.01	<1%	0
Lynda Shefsky	7420 Bathurst Street, Suite 1104, Thornhill, Ontario, Canada L4J 6X4	90,000	12/13/2017	0.0001	<1%	0
Millicent Banks	1 Palace Pier Court, Suite 3606, Toronto, Ontario, Canada M8V 3W9	90,000	12/13/2017	0.0001	<1%	0

The ownership percentages listed in these columns include only shares beneficially owned by the listed selling stockholder. Beneficial ownership is determined in accordance with the rules of the SEC. In computing the percentage of shares beneficially owned by a selling stockholder, shares of common stock subject to options or warrants, or debt convertible into common stock held by that selling stockholder that was exercisable on or within 60 days after August 10, 2018, were deemed outstanding for the purpose of computing the percentage ownership of that selling stockholder. The ownership percentages are calculated based on the 47,465,000 shares of common stock outstanding on August 10, 2018.

PLAN OF DISTRIBUTION

By Selling Stockholders

We are registering shares of our common stock on behalf of the selling shareholders. The selling shareholders will offer and sell the shares of our common stock to which this prospectus relates for their own accounts. We will not receive any proceeds from the sale of those shares. We will pay all fees and expenses in connection with the registration of those shares. Fees and expenses of any attorneys or other advisors retained by the selling shareholders in connection with the registration will be paid by the selling shareholders.

The selling shareholders may sell some or all of their shares of our common stock registered hereby at a fixed price of $0.05 per share. The selling shareholders may sell their shares of our common stock registered hereby in private transactions to other individuals. Although our common stock is not listed on a public exchange, we intend to apply for participation on the OTC Pink concurrently with the filing of this registration statement. In order to be quoted on the OTC Pink, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Pink, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling shareholders of their shares of our common stock registered hereby must be made at the fixed price of $0.05.

The shares of our common stock registered hereby may be sold or distributed from time to time by the selling shareholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of those shares may be effected in one or more of the following methods:

•

ordinary brokers transactions, which may include long or short sales;

•

transactions involving cross or block trades on any securities or market where our common stock is trading;

•

through direct sales to purchasers or sales effected through agents;

•

through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); or

•

any combination of the foregoing;

In addition, the selling shareholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of those shares in the course of hedging the positions they assume with the selling stockholders. The selling shareholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of those shares, which shares may be resold thereafter pursuant to this prospectus. To our best knowledge, none of the selling shareholders are broker-dealers or affiliates of broker dealers.

We will inform the selling shareholders that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of those shares in the market and to the activities of the selling shareholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act of 1933. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of those shares against certain liabilities, including liabilities arising under the Securities Act of 1933.

Brokers, dealers, or agents participating in the distribution of those shares may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling shareholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements among the selling shareholders and any other shareholder, broker, dealer or agent relating to the sale or distribution of those shares.

Our affiliates and/or promoters, if any, who are offering their shares of our common stock for sale and any broker-dealers who act in connection with the sale of the shares of our common stock hereunder will be deemed to be “underwriters” of this offering within the meaning of the Securities Act of 1933, and any commissions they receive and proceeds of any sale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

The selling shareholders and any purchasers of our common stock should be aware that any market that develops for our common stock will be subject to “penny stock” rules.

Insofar as indemnification for liabilities occurring pursuant to the Securities Act of 1933 may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and, therefore, unenforceable.

If any of the selling shareholders enter into an agreement after the effectiveness of the registration statement of which this prospectus is a part to sell all or a portion of his or her shares of our common stock registered hereby to a broker-dealer as principal and that broker-dealer acts as underwriter, we will file a post-effective amendment to this registration statement identifying that broker-dealer, providing the required information regarding the plan of distribution, revising disclosures in that registration statement, as required, and filing a copy of that agreement as an exhibit to that registration statement.

Penny Stock Rules

SEC Rule 15g-9 establishes the definition of a “penny stock,” for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions.  It is probable that our common stock will be considered to be a penny stock for the immediate foreseeable future.  For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker-dealer approve a person’s account for transactions in penny stocks and the broker-dealer receive from that person, a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker-dealer must obtain financial information, investment experience, and objectives of that person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluation the risks of transactions in penny stocks.

The broker-dealer must, also, deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth the basis on which the broker-dealer made the suitability determination and that the broker-dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in, both, public offerings and in secondary trading and commissions’ payable to, both, the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Finally, monthly statements have to be sent disclosing recent price information for the penny stocks held in the account and information on the limited market in penny stocks. The above requirements may create a lack of liquidity, making trading difficult or impossible and, accordingly, shareholders may find it difficult to dispose of our common stock.

State Securities-Blue Sky Laws

There is no public market for our common stock, and there can be no assurance that any such market will develop in the foreseeable future.  Transfers of our common stock may, also, be restricted under the securities laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws.  Absent compliance with such laws, our common stock may not be traded in such jurisdictions.  Because our common stock registered hereunder has not been registered for resale under the “Blue Sky” laws of any state, the holders of our common stock and persons who desire to purchase our common stock in any trading market that might develop in the future, should be aware that there may be significant state “Blue Sky” law restrictions regarding the ability of investors to sell our common stock and of purchasers to purchase our common stock.  Accordingly, investors may not be able to liquidate our common stock and should be prepared to hold our common stock for an indefinite period of time.

The selling shareholders may contact us directly to ascertain procedures necessary for compliance with Blue Sky laws in the applicable states relating to sellers and purchasers of our common stock.

We currently do not intend to and may not be able to qualify our common stock for resale in other states which require our common stock to be qualified before such common stock can be resold by our shareholders.

Limitations Imposed By Regulation M

Pursuant to applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of our common stock may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of any such distribution.  In addition, and without limiting the foregoing, each selling stockholder will be subject to applicable provisions of the Securities Exchange Act of 1934 and the associated rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling stockholders.  We will make copies of this prospectus available to the selling stockholders and inform them of the requirement regarding delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares offered hereby.  We assume no obligation to deliver copies of this prospectus or any related prospectus supplement.

FINANCIAL STATEMENTS

(Starting on the following page)

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Tenaya Group Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Tenaya Group Inc. (the "Company") as of December 31, 2017 and the related statements of operations, changes in stockholders’ equity and cash flows the period from June 23, 2017 (date of incorporation) to December 31, 2017, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017, and the results of its operations and its cash flows for the period from June 23, 2017 (date of incorporation) to December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has limited liquidity and has not established a source of revenue to support its costs.  The Company requires additional funds to meet its obligations and the costs of its operations.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in this regard are described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting in accordance with the standards of the PCAOB. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion in accordance with the standards of the PCAOB.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ DMCL LLP

DALE MATHESON CARR-HILTON LABONTE LLP

CHARTERED PROFESSIONAL ACCOUNTANTS

This is our first year of service as the Company’s auditor

Vancouver, Canada

May 23, 2018

Audited Financial Statements December 31, 2017

Tenaya Group Inc.

Balance Sheet

(Expressed in United States dollars)

December 31, 2017

Assets
Current Assets
Cash	$22,636
Prepaid expenses	8,000
Total Assets	$30,636

Liabilities and Stockholders' Equity
Current Liabilities
Accounts Payable	$5,000

Stockholders' Equity
Common Stock, $0.0001 Par Value, 75,000,000 authorized
Issued and Outstanding
47,465,000 Common Shares at December 31, 2017	4,747
Additional Paid In Capital	174,503
Accumulated Deficit	(153,614)
Total Stockholders' Equity	25,636
Total Liabilities and Stockholders' Equity	$30,636

See accompanying notes to the financial statements

Tenaya Group Inc.

Statement of Operations

(Expressed in United States dollars)

June 23, 2017 (date of incorporation) to December 31, 2017

EXPENSES
General and Administrative	$2,514
Production Costs	12,500
Professional Fees	138,600
Total Expenses	153,614
Net loss for the period	$(153,614)

Basic and diluted loss per share	$(0.00)

Weighted average number of shares outstanding	43,545,942

See accompanying notes to the financial statements

Tenaya Group Inc.

Statement of Changes in Stockholders’ Equity

for the period from June 23, 2017 (date of incorporation) to December 31, 2017

	Common Shares
	Number	Amount	Additional paid-in capital	Deficit	Total

Shares issued to founders for cash	44,000,000	$4,400	$1,600	$-	$6,000
Shares issued for cash	965,000	97	48,153	-	48,250
Shares issued for consulting services	2,500,000	250	124,750	-	125,000
Net loss for the period	-	-	-	(153,614)	(153,614)

Balance, December 31, 2017	47,465,000	$4,747	$174,503	$(153,614)	$25,636

See accompanying notes to the financial statements

Tenaya Group Inc.

Statement of Cash Flows

(Expressed in United States dollars)

June 23, 2017 (date of incorporation) to December 31, 2017

OPERATING ACTIVITIES
Net loss for the period	$(153,614)
Adjustments to reconcile net loss to net cash provided by operations:
Shares issued for consulting services	125,000
Accounts Payable	5,000
Prepaid Expenses	(8,000)
Cash used in operating activities	(31,614)

FINANCING ACTIVITIES
Issuance of Common Stock	54,250
Cash provided by financing activity	54,250

Net increase in cash for period	22,636
Cash at beginning of period	-
Cash at end of period	$22,636

Supplemental Cash Flow Information and non-cash Financing Activities:
Cash paid for interest	$-
Cash paid for taxes	$-

See accompanying notes to the financial statements

Tenaya Group Inc.

Notes to the Financial Statements

December 31, 2017

NOTE 1 - NATURE OF ORGANIZATION

Tenaya Group Inc. ("TGI" or the "Company") was incorporated in the State of Nevada on June 23, 2017.  The Company is a Hollywood based media branding company. The Company plans to produce feature length documentaries, podcasts and documentary style television series for mainstream broadcasters and popular video on-demand platforms.

NOTE 2 - GOING CONCERN

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America (“US GAAP”) applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  For the period from June 23, 2017 (date of incorporation) through December 31, 2017, the Company had not commenced operations and had an accumulated deficit of $153,614. The Company currently has limited liquidity and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.  Management has evaluated these factors and has determined that they raise substantial doubt about the Company’s ability to continue as a going concern.

In order to continue as a going concern, the Company will need, among other things, additional capital resources.  The Company’s officers have agreed to advance funds to the Company to meet its obligations.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Accounting

The financial statements present the balance sheet, statements of operations and cash flows, and changes in stockholders' equity of the Company. These financial statements are presented in United States dollars and have been prepared in accordance with US GAAP.  The Company’s financial statements are prepared using the accrual method of accounting, except for cash flow information. The Company has elected a December 31 fiscal year end.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates. The Company regularly evaluates estimates and assumptions related to deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Loss Per Share

Net loss per share is computed based upon the weighted-average number of common shares outstanding during the period. Diluted loss per share reflects the potential dilution that could occur if securities or other contracts to issue Common Stock were exercised or converted into Common Stock. The Company had no dilutive securities.

Income Taxes

Income tax expense is based on pre-tax financial accounting income. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carry forwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not some portion or all of the deferred tax assets will not be realized.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 4 - COMMON STOCK

The Company is authorized to issue 75,000,000 shares of Common Stock with a par value of $0.0001.  No preferred shares have been authorized or issued.  At December 31, 2017, 47,465,000 common shares are issued and outstanding.

On June 27, 2017, the Company issued 22,000,000 shares of common stock at $0.0001363 per share to an officer, for proceeds of $3,000.

On June 29, 2017, the Company issued 22,000,000 shares of common stock at $0.0001363 per share to an officer, for proceeds of $3,000.

During the month of September 2017, the Company issued 555,000 shares of common stock at $0.05 per share to 31 investors, for proceeds of $27,750.

During the month of October 2017, the Company issued 80,000 shares of common stock at $0.05 per share to 3 investors, for proceeds of $4,000.

During the month of November 2017, the Company issued 330,000 shares of common stock at $0.05 per share to 8 investors, for proceeds of $16,500.

At December 31, 2017, the Company issued 2,500,000 shares of common stock, having a fair value of $0.05 per share pursuant to consulting agreements.

NOTE 5 - INCOME TAXES

A reconciliation of the income tax provision computed at statutory rates to the reported income tax provision for the period ended December 31, 2017 is as follows:

Statutory tax rate	34%

Net loss	$(153,614)

Expected recovery	(52,229)
Effect of change in enacted statutory tax rate	19,970
Change in valuation allowance	32,259
$-

The significant components of the Company’s deferred income tax assets after applying enacted corporate tax rates at December 31, 2017 is as follows:

Operating loss carryforward	$32,259
Valuation allowance	(32,259)
$-

Unaudited Financial Statements March 31, 2018

Tenaya Group Inc.

Condensed Balance Sheets

March 31, 2018

	March 31, 2018	December 31, 2017
	(Unaudited)

Assets
Current Assets
Cash	$18,512	$22,636
Prepaid expenses	8,000	8,000
Total Assets	$26,512	$30,636

Liabilities and Stockholders' Equity
Current Liabilities
Accounts Payable	$10,600	$5,000

Stockholders' Equity
Common Stock, $0.0001 Par Value 75,000,000 authorized
Issued and Outstanding 47,465,000 Common Shares at March 31, 2018 and December 31, 2017	4,747	4,747
Additional Paid In Capital	174,503	174,503
Accumulated Deficit	(163,338)	(153,614)
Total Stockholders' Equity	15,912	25,636
Total Liabilities and Stockholders' Equity	$26,512	$30,636

See accompanying notes to the financial statements.

F-1

Tenaya Group Inc.

Condensed Statement of Operations

March 31, 2018

(Unaudited)

3 months ended March 31, 2018

Expenses
General and Administrative	$124
Professional Fees	600
Salary	9,000
Total Expenses	9,724
Net loss for the period	(9,724)

BASIC AND DILUTED LOSS PER COMMON SHARE	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	$47,465,000

See accompanying notes to the financial statements.

F-2

Tenaya Group Inc.

Condensed Statement of Cash Flows

March 31, 2018

(Unaudited)

3 months ended March 31, 2018

Operating Activities
Net loss for the period	$(9,724)
Adjustments to reconcile net income
to net cash provided by operations:
Accounts Payable	5,600
Cash used in operating activities	$(4,124)

Net increase (decrease) in cash for period	(4,124)
Cash at beginning of period	22,636
Cash at end of period	$18,512

Supplemental Cash Flow Information and noncash Financing Activities:
Cash paid for interest	$-
Cash paid for taxes	$-

See accompanying notes to the financial statements.

F-3

Tenaya Group Inc.

Notes to the Unaudited Financial Statements

March 31, 2018

NOTE 1 - NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Tenaya Group Inc. ("TGI" or the "Company") was incorporated in the State of Nevada on June 23, 2017.  The Company is a Hollywood based media branding company. The Company plans to produce feature length documentaries, podcasts and documentary style television series for mainstream broadcasters and popular video on-demand platforms.

The balance sheet as of December 31, 2017 has been derived from audited financial statements, and the unaudited interim financial statements have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles (“U.S. GAAP”) have been condensed or omitted pursuant to those rules and regulations, although the Company believes that the disclosures made are adequate to make the information not misleading. It is suggested that these financial statements be read in conjunction with the audited financial statements and the notes thereto included in the Company’s Form S-1 as of December 31, 2017.

In the opinion of management, all adjustments (which include normal and recurring adjustments) necessary to fairly present the Company’s financial position as of March 31, 2018, and results of its operations and its cash flows for the three months then ended have been made.

NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern.  However, the Company has not commenced operations and has accumulated a deficit of $163,338  as at March 31, 2018.  The Company currently has limited liquidity and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.  Management has evaluated these factors and has determined that they raise substantial doubt about the Company’s ability to continue as a going concern.

In order to continue as a going concern, the Company will need, among other things, additional capital resources.  The Company’s officers have agreed to advance funds to the Company to meet its obligations. The results of operations for such interim periods are not necessarily indicative of operations for a full year.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements present the balance sheets, statements of operations, and cash flows of the Company. These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Loss Per Share

Net loss per share is computed based upon the weighted-average number of common shares outstanding during the period. Diluted loss per share reflects the potential dilution that could occur if securities or other contracts to issue. Common Stock were exercised or converted into Common Stock. The Company had no dilutive securities.

F-4

DISCLOSURE OF COMMISSION POSITION IN INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of her/her position, if he/she acted in good faith and in a manner he reasonably believed to be in our best interest.  In certain cases, we may advance expenses incurred in defending any such proceeding.  To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

LEGAL OPINION

The validity of the shares offered hereby has been passed upon for us by Elaine A. Dowling, Esq., EAD Law Group, LLP.

EXPERTS

The financial statements included in this prospectus audited by Dale Matheson Carr-Hilton Labonte LLP, Chartered Professional Accountants, 1500-1140 West Pender Street, Vancouver, British Columbia, Canada V6E 4G1 an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No experts or counsel to the company have any shares or other interests in Tenaya Group Inc.

ADDITIONAL INFORMATION

We will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and will file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549 and at the SEC’s regional offices located at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 233 Broadway, New York, New York 10279. You can obtain copies of these materials from the Public Reference Section of the SEC upon payment of fees prescribed by the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC’s Web site contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of that site is http://www.sec.gov.

We have filed a Registration Statement on Form S-1 with the SEC under the Securities Act of 1933, as amended, with respect to the securities offered in this prospectus. This prospectus, which is filed as part of a Registration Statement, does not contain all of the information set forth in the Registration Statement, some portions of which have been omitted in accordance with the SEC’s rules and regulations. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to in this prospectus are not necessarily complete and are qualified in their entirety by reference to each such contract, agreement or other document which is filed as an exhibit to the Registration Statement. The Registration Statement may be inspected without charge at the public reference facilities maintained by the SEC, and copies of such materials can be obtained from the Public Reference Section of the SEC at prescribed rates.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We have filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission.  Upon completion of the registration, we will be subject to the informational requirements of the Exchange Act and, in accordance therewith, will file all requisite reports, such as Forms 10-K, 10-Q, and 8-K, proxy statements, under Section 14 of the Exchange Act and other information with the Commission.  Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street, NE, Washington, D.C. 20549.  Copies of all materials may be obtained from the Public Reference Section of the Commission’s Washington, D.C. office at prescribed rates.  You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

DEALER PROSPECTUS DELIVERY OBLIGATION

“UNTIL___________________________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THER OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS.  THER IS IN ADDITION TO THE DEALERS’ OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.”

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Other Expenses of Issuance and Distribution

The following table sets forth the expenses expected to be incurred in connection with the issuance and distribution of the securities being registered (also included in the Use of Proceeds table).

SEC Registration	$12
Legal Fees and Expenses*	12,000
Accounting Fees*	4,000
Miscellaneous*	200
Total	$16,212

* Estimated

The Issuer will pay all fees and expenses associated with this offering with the Selling Shareholders paying none of the expenses.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Tenaya Group Inc.’s Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer. Tenaya Group Inc. indemnifies any director, officer, employee or agent who is successful on the merits or otherwise in defense on any action or suit. Such indemnification shall include, but not necessarily be limited to, expenses, including attorney’s fees actually or reasonably incurred by him. Nevada law also provides for discretionary indemnification for each person who serves as or at Tenaya Group Inc.’s request as an officer or director. Tenaya Group Inc. may indemnify such individual against all costs, expenses, and liabilities incurred in a threatened, pending or completed action, suit, or proceeding brought because such individual is a director or officer. Such individual must have conducted himself/herself in good faith and reasonably believed that his/her conduct was in, or not opposed to, Tenaya Group Inc.’s best interests. In a criminal action, he/she must not have had a reasonable cause to believe her/her conduct was unlawful.

NEVADA LAW

Pursuant to the provisions of Nevada Revised Statutes 78.751, Tenaya Group Inc. shall indemnify any director, officer and employee as follows: Every director, officer, or employee of Tenaya Group Inc. shall be indemnified by us against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/he may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of Tenaya Group Inc., or was serving at the request of Tenaya Group Inc. as a director, officer, employee or agent of Tenaya Group Inc., partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of Tenaya Group Inc.. Tenaya Group Inc. shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of Tenaya Group Inc. as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

PII-1

EXHIBITS

Exhibit Number	Name/Identification of Exhibit

3.1	Articles of Incorporation dated June 23, 2017
3.2	Bylaws dated June 23, 2017
5.1	Opinion of Elaine A. Dowling, Esq., EAD Law Group, LLC
10.1	Employment Agreement, Kevin Booth
23.1	Consent of Dale Matheson Carr-Hilton Labonte LLP
23.2	Consent of Elaine A. Dowling, Esq., EAD Law Group, LLC (included in Exhibit 5.1 herein)

Undertakings

The undersigned registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.

To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability of the registration under the Securities Act of 1933 to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date is it first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

PII-2

(5)

That, for the purpose of determining liability of the registration under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registration will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of the registrant’s counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

PII-3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Los Angeles, California on August 10, 2018.

Tenaya Group Inc.
(Registrant)

By: /s/ David Kelava
David Kelava
Chairman of Board of Directors

By: /s/ Kevin Booth
Kevin Booth
President, Chief Executive Officer and Director

By: /s/ Jordan Shefsky
Jordan Shefsky
Secretary, Treasurer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ David Kelava
David Kelava	Chairman of Board of Directors	August 10, 2018

/s/ Kevin Booth
Kevin Booth	President, Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Director	August 10, 2018

/s/ Jordan Shefsky
Jordan Shefsky	Secretary, Treasurer and Director	August 10, 2018

PII-4